                                                                     EXHIBIT 4.2

              CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
                              OF PREFERRED STOCK OF
                          ALPHA HOSPITALITY CORPORATION

            Alpha  Hospitality  Corporation (the  "Corporation"),  a corporation organized and existing under the General Corporation Law of Delaware,  and whose
Certificate of  Incorporation  was filed in the office of the Secretary of State of Delaware on March 19, 1993,

            DOES HEREBY CERTIFY:

            That pursuant to authority  conferred upon the Board of Directors by the Certificate of Incorporation,  as amended, of the Corporation,  and pursuant to the  provisions of Section 151 of Title 8 of the Delaware Code of 1953,  said
Board of Directors adopted as resolution  providing for the issuance of a series of 625,222  shares of preferred  stock of the  Corporation  ("Series A"),  which resolutions are as follows:

            RESOLVED,  that  there be  created a series  of  Preferred
            Stock,  to be designated as Series A, the number of shares of such series to be 625,222,  which the  Corporation  may issue,  and which (1) shall have a dividend rate of 2% per annum payable  quarterly  if, as and when declared  before any  dividend  may be  declared on the Common  Stock,  but otherwise be non-cumulative;  (2) be  non-redeemable;  (3)
            shall not be entitled to the benefits of any sinking fund;
            and (4)  shall  be  entitled  to any  conversion  into two shares of Common stock for each share of Preferred  Stock, at any time,  at the  option of the  holder and (5) have a preferential liquidation right of $.10 per share.

            That the said resolution of the Board of Directors, and creation and authorization  of issuance  thereby of said Series A of Preferred  Stock and the determination  of the  terms  and  conditions  thereof  in  accordance  with the designation  of such terms  aforesaid  were duly made by the Board of  Directors pursuant to  authority as aforesaid  and in  accordance  with section 151 of the
General Corporation Law of the State of Delaware.

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            IN WITNESS WHEREOF,  that Alpha  Hospitality  Corporation has caused this  certificate to be signed by Stanley S. Tollman in his capacity as Chairman of the Corporation, this 31st day of July, 1996.

                                    ALPHA HOSPITALITY CORPORATION

                                    By:  /s/ Stanley S. Tollman
                                         ---------------------------------------
                                    Title:  Chairman and Chief Executive Officer

                 CERTIFICATE OF ELIMINATION OF SHARES DESIGNATED
                         AS SERIES A PREFERRED STOCK OF
                          ALPHA HOSPITALITY CORPORATION

            Alpha  Hospitality  Corporation (the  "Corporation"),  a corporation organized and existing under the General Corporation Law of Delaware,  and whose
Certificate of  Incorporation  was filed in the office of the Secretary of State of Delaware on March 19. 1993,

            DOES HEREBY CERTIFY:

            FIRST: That the Board of Directors of the Corporation,  by unanimous written  consent  of its  members,  filed  with the  minutes  of the Board duly adopted  resolutions  setting  forth the  proposed  elimination  of the Series A
Preferred Stock as set forth herein:

            RESOLVED,  that no shares of the Series A Preferred  Stock are outstanding and none will be issued, and it is further

            RESOLVED,  that a Certifcate of  Elimination  be executed, which  shall have the effect  when filed and  recorded  in
            Delaware   of   eliminating   from  the   Certificate   of
            Incorporation all matters set forth in the  Certificate of
            Designation with respect to the Series A Preferred Stock.

            SECOND:  None of the  authorized  shares of the  Series A  Preferred
Stock are outstanding and none will be issued.

            THIRD:  In  accordance  with the  provisions  of Section  151 of the
General   Corporation  Law  of  the  State  of  Delaware,   the  Certificate  of
Incorporation  is hereby  amended to  eliminate  all  reference  to the Series A
Preferred Stock.

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            IN WITNESS  WHEREOF,  the Alpha  Hospitality  Corporation has caused this certificate to be signed by Stanley S. Tollman, in his capacity as Chairman of the Corporation, this 31st day of July, 1996,

                                   ALPHA HOSPITALITY CORPORATION

                                   /s/ Stanley S. Tollman
                                   --------------------------------------------
                                   By: Stanley S. Tollman
                                   Title: Chairman and Chief Executive Officer

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              CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
                              OF PREFERRED STOCK OF
                          ALPHA HOSPITALITY CORPORATION

            Alpha  Hospitality  Corporation (the  "Corporation"),  a corporation organized and existing under the General Corporation Law of Delaware,  and whose
Certificate of  Incorporation  was filed in the office of the Secretary of State of Delaware on March 19, 1993,

            DOES HEREBY CERTIFY:

            That pursuant to authority  conferred upon the Board of Directors by the Certificate of Incorporation,  as amended, of the Corporation,  and pursuant to the  provisions of Section 151 of Title 8 of the Delaware Code of 1953,  said
Board of Directors adopted as resolution  providing for the issuance of a series of 738,163  shares of preferred  stock of the  Corporation  ("Series B"),  which resolutions are as follows:

            RESOLVED,  that  there be  created a series  of  Preferred
            Stock,  to be designated as Series B, the number of shares of such series to be 738,163,  which the  Corporation  may issue,  and each  share of which  (1)  shall  entitle  the holder to one vote;  (ii) has a liquidation  value of each share of $29.00 per share which shall be paid prior to any distribution  in  liquidation  being  made  on the  Common
            Stock;   (iii)  has  a  cash   dividend  rate  of  10%  of
            liquidation  value,  which dividend shall be paid prior to any  dividend  being  paid  on  the  Common  Stock,  which
            increases  to  13%  of  liquidation   value  if  the  cash
            dividend  is not  paid  within  30 days of the end of each fiscal  year and in such event is payable in Common  Stock valued at the then market price;  and (iv) is  convertible into eight shares of Common Stock.

            That the said resolution of the Board of Directors, and creation and authorization  of issuance  thereby of said Series B of Preferred  Stock and the determination  of the  terms  and  conditions  thereof  in  accordance  with the designation  of such terms  aforesaid  were duly made by the Board of  Directors

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pursuant to  authority as aforesaid  and in  accordance  with section 151 of the
General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF,  that Alpha  Hospitality  Corporation has caused this certificate to be signed by Stanley S. Tollman, in his capacity as Chairman of the Corporation, this 31st day of July, 1996.

                                   ALPHA HOSPITALITY CORPORATION

                                   By:  /s/ Stanley S. Tollman
                                        ----------------------------------------
                                   Title: Chairman and Chief Executive Officer

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